Exhibit 12(b)

Certification Pursuant to Rule 30a-2(b) under the 1940 Act and Section 906 of the

Sarbanes-Oxley Act

Christian Pittard, Principal Executive Officer, and Andrea Melia, Principal Financial Officer, of Aberdeen Asia-Pacific Income Fund, Inc., a Maryland corporation (the “Registrant”), each certify that:

1.

The Registrant’s periodic report on Form N-CSR for the period ended October 31, 2012 (the “Form N-CSR”) fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, as applicable; and

2.	The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

PRINCIPAL EXECUTIVE OFFICER	PRINCIPAL FINANCIAL OFFICER
Aberdeen Asia-Pacific Income Fund, Inc.	Aberdeen Asia-Pacific Income Fund, Inc.

/s/ Christian Pittard	/s/ Andrea Melia
Christian Pittard	Andrea Melia

Date: December 21, 2012	Date: December 21, 2012

This certification is being furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and is not being filed as part of Form N-CSR or as a separate disclosure document. A signed original of this written statement required by Section 906 has been provided to the Registrant and will be retained by the Registrant and furnished to the Securities and Exchange Commission or its staff upon request.